Exhibit 99.1

[LOGO]

OPENWAVE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2003

REDWOOD CITY, Calif.—April 24, 2003—Openwave Systems Inc. (Nasdaq: OPWV), the leading independent provider of open software products and services for the mobile communications industry, today announced that revenues for the third fiscal quarter ended March 31, 2003 were $63.5 million as compared to $66.8 million in the second fiscal quarter ended December 31, 2002 and $83.2 million in the third fiscal quarter ended March 31, 2002.

Based on Generally Accepted Accounting Principles (GAAP), net loss for the third fiscal quarter of 2003 was $23.2 million, or $0.13 per basic share, compared to a net loss of $29.5 million, or $0.17 per basic share, for the second fiscal quarter and a net loss of $115.7 million, or $0.67 per basic share, for the third fiscal quarter in the prior year. The Company’s pro forma net loss per basic share for the third fiscal quarter of 2003 was $0.11 and falls within the range of the pro forma net loss outlook of $0.08 to $0.16 provided by the Company last quarter. The pro forma net loss per basic share excludes total charges of $3.3 million for amortization of goodwill and other intangible assets, deferred stock-based compensation and loss on investments in nonmarketable equity securities. The Company does not intend to provide these types of pro forma earnings (loss) results in the future. The per share amounts are based on 178.6, 177.7 and 173.3 million weighted-average basic and diluted shares outstanding for the three comparative periods, respectively.

Net cash used for operating activities during the fiscal quarter ended March 31, 2003 was $21.5 million, which includes $9.2 million of cash used for restructuring costs. Net cash used in financing and investing activities was $11.3 million, which includes $9.4 million used for net short-term and long-term investment purchases. As of March 31, 2003, the Company had cash, cash equivalents, short-term and long-term investments totaling $242.5 million, of which $22.6 million is set aside as restricted cash, compared to $266.0 million of cash, cash equivalents, and short-term and long-term investments as of December 31, 2002, of which $22.6 million was set aside as restricted cash. Total assets and stockholders’ equity were $394.0 million and $206.6 million, respectively, as of March 31, 2003.

“Openwave executed amid challenging market conditions,” said Don Listwin, president and CEO of Openwave. “We have growing optimism about the market as wireless operators are increasing their focus on data strategies.”

-more-

Page 2 of 7—Openwave Reports Third Quarter Fiscal 2003 Results

Fourth Quarter Fiscal 2003 Business Outlook

Openwave’s Business Outlook set forth below will be available on the Company’s Investor Relations Web site throughout the current quarter. Notwithstanding changes in our outlook that may occur in the interim, we do not expect to update the Business Outlook until the release of our next quarterly earnings announcement; however, Openwave reserves the right to update the full Business Outlook or any portion thereof at any time for any reason. The following statements are forward looking and actual results may differ materially due to factors noted below, among others.

Management’s current outlook for the quarter ending June 30, 2003 is that revenues will be within a range of between $63 million plus or minus 10 percent, gross profit will range between 70 and 73 percent of revenues, and GAAP net loss per share will range between $0.08 and $0.16 per share.

In future quarters, the Company intends to provide results for EBITDA, which consists of earnings before interest, taxes, depreciation and amortization of assets including deferred stock-based compensation expense. The Company considers EBITDA to be an important measure of performance because it reflects the resources available to fund the Company’s operations, and it is an important metric often used by investors to evaluate the performance of a business. For the quarter ending June 30, 2003, management expects EBITDA loss to be approximately $6 million to $18 million. Management expects to have cash, cash equivalents, short-term and long-term investments of $221 to $226 million as of June 30, 2003, of which $22.6 million is expected to be set aside as restricted cash.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. EDT today to discuss its financial results for the third fiscal quarter. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 800-230-1074 or (612) 288-0340 (international). A replay of the conference call will be available for 72 hours beginning at 5:30 p.m. Pacific time on April 24 by calling 800-475-6701. The replay can be accessed internationally by calling 320-365-3844 and using reservation number: 681414. A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the mobile communications industry. Openwave is a global company

Page 3 of 7—Openwave Reports Third Quarter Fiscal 2003 Results

headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the potential negative reaction by our customers to our reduced size and market capitalization; (f) the ability to recruit and retain qualified, experienced employees; (g) the willingness of communication service providers to invest and improve their data networks; (h) the ability to successfully partner with other companies; (i) the ability to acquire additional companies and technologies and integrate such acquisitions; (j) increased global competition; (k) technological changes and developments; (l) general risks of the Internet and wireless and wireline telecommunications sectors; and (m) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, and subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

# # #

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Page 4 of 7—Openwave Reports Third Quarter Fiscal 2003 Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002	March 31,
				2003	2002
Revenues:
License	$35,011	$36,223	$53,111	$110,978	$204,800
Maintenance and support services	18,494	19,901	19,200	56,321	57,899
Professional services	4,933	5,923	10,846	19,034	32,001
Project	5,033	4,736	—	15,079	—

Total revenues	63,471	66,783	83,157	201,412	294,700

Cost of revenues:
License	904	913	1,315	3,126	7,985
Maintenance and support services	6,571	7,251	6,859	22,264	23,440
Professional services	5,911	5,383	7,232	17,160	20,355
Project	4,381	4,334	—	13,536	—
Amortization of acquisition-related contract intangibles	303	300	—	1,703	—

Total cost of revenues	18,070	18,181	15,406	57,789	51,780

Gross profit	45,401	48,602	67,751	143,623	242,920

Operating Expenses:
Research and development	27,256	28,769	31,063	88,323	104,817
Sales and marketing	27,058	28,938	37,863	90,418	125,747
General and administrative	9,343	15,008	11,082	38,328	43,650
Restructuring and other costs	—	(144)	238	83,191	34,362
Stock-based compensation	686	1,322	2,898	2,780	12,307
Amortization and impairment of goodwill and other intangible assets	460	1,214	98,334	10,283	698,914
Accelerated amortization related to planned facility closings	—	—	—	—	1,931
Merger, acquisition and other integration related costs	—	142	—	386	570

Total operating expenses	64,803	75,249	181,478	313,709	1,022,298

Operating loss	(19,402)	(26,647)	(113,727)	(170,086)	(779,378)
Interest and other income, net	1,372	1,452	3,057	5,111	9,360
Write-down of nonmarketable equity securities	(1,864)	(2,000)	—	(3,864)	(5,202)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(19,894)	(27,195)	(110,670)	(168,839)	(775,220)
Income taxes	3,320	2,302	5,006	7,869	10,786

Loss before cumulative effect of change in accounting principle
	(23,214)	(29,497)	(115,676)	(176,708)	(786,006)
Cumulative effect of change in accounting principle	—	—	—	(14,547)	—

Net Loss	$(23,214)	$(29,497)	$(115,676)	$(191,255)	$(786,006)

Basic and diluted net loss per share	$(0.13)	$(0.17)	$(0.67)	$(1.08)	$(4.55)

Shares used in computing basic and diluted net loss per share	178,641	177,736	173,270	177,525	172,840

Page 5 of 7—Openware Reports Third Quarter Fiscal 2003 Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Unaudited		Audited
	March 31, 2003	December 31, 2002	June 30, 2002
Assets
Current Assets
Cash, cash equivalents and short-term investments*	$189,859	$234,227	$214,199
Accounts receivable, net	75,559	78,586	96,571
Other current assets	7,561	10,679	9,917

Total current assets	272,979	323,492	320,687
Property and equipment, net	53,027	71,027	77,559
Long-term investments*	30,083	9,210	79,962
Restricted cash*	22,556	22,556	22,349
Goodwill, intangibles and other assets	15,391	18,324	28,640

	$394,036	$444,609	$529,197

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,941	$4,439	$4,926
Accrued liabilities	37,889	40,895	48,442
Accrued restructuring costs	13,157	31,426	5,751
Deferred revenue	79,352	83,399	66,858

Total current liabilities	134,339	160,159	125,977
Accrued restructuring costs—long term	49,494	52,014	6,844
Deferred rent obligations	3,600	3,264	3,480

Total liabilities	187,433	215,437	136,301
Total stockholders’ equity	206,603	229,172	392,896

Total liabilities and stockholders’ equity	$394,036	$444,609	$529,197

*Cash, cash equivalents, short-term and long-term investments at March 31, 2003 total $242.5 million as reported above.

Page 6 of 7—Openwave Reports Third Quarter Fiscal 2003 Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002	March 31,
				2003	2002
Cash flows from operating activities:
Net loss	$(23,214)	$(29,497)	$(115,676)	$(191,255)	$(786,006)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, amortization and impairment	8,878	10,992	110,060	38,903	739,041
Stock-based compensation settled in cash	—	—	—	—	(2,671)
Write-down of nonmarketable equity securities	1,864	2,000	—	3,864	5,202
Provision (recovery) for doubtful accounts	(393)	4,484	500	4,991	9,000
Cumulative effect of change in accounting principle	—	—	—	14,547	—
Other non-cash operating activities	112	103	388	215	693
Changes in operating assets and liabilities	(8,730)	3,151	(3,703)	78,782	8,196

Net cash used for operating activities	(21,483)	(8,767)	(8,431)	(49,953)	(26,545)

Cash flows from investing activities:
Purchases of property and equipment	(1,294)	(1,088)	(2,868)	(7,528)	(18,444)
Acquisitions, net of cash acquired	(677)	(2,561)	—	(18,973)	2,298
Net proceeds (purchases) of short-term investments	14,575	16,618	(45,902)	58,805	55,571
Net proceeds (purchases) of long-term investments	(23,994)	(9,379)	35,677	(3,361)	(44,154)
Other	—	344	—	344	(3,649)

Net cash provided by (used for) investing activities	(11,390)	3,934	(13,093)	29,287	(8,378)

Cash flows from financing activities
Net proceeds from issuance of common stock, net	104	1,954	213	2,069	7,493
Net proceeds from put warrants	—	—	(6,596)	—	3,864
Repurchases of treasury stock	—	—	(12,800)	—	(18,739)
Other	—	144	(110)	156	(2,140)

Net cash provided by (used for) financing activities	104	2,098	(19,293)	2,225	(9,522)

Effect of exchange rate on cash and cash equivalents	—	—	—	—	137
Net decrease in cash and cash equivalents	(32,769)	(2,735)	(40,817)	(18,441)	(44,308)
Cash and cash equivalents at beginning of period	155,027	157,762	158,496	140,699	161,987

Cash and cash equivalents at end of period	$122,258	$155,027	$117,679	$122,258	$117,679

Page 7 of 7—Openwave Reports Third Quarter Fiscal 2003 Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

PRO FORMA RESULTS – Unaudited

(in thousands, except for per share data)

The following table shows the Company’s pro forma results reconciled to the Condensed Consolidated Statements of Operations on page 4 of this release, which were prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company’s pro forma results do not include restructuring costs, amortization and impairment of goodwill and other intangibles and other acquisition-related costs, stock-based compensation or gains and losses on investments in nonmarketable equity securities.1

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2003	2002	2002	2003	2002
GAAP net loss	$(23,214)	$(29,497)	$(115,676)	$(191,255)	$(786,006)
Restructuring costs	—	(144)	238	83,191	36,293
Amortization and impairment of goodwill and other intangible assets	763	1,514	98,334	26,533	698,914
Deferred stock-based compensation	686	1,322	2,898	2,780	12,307
Merger, acquisition and other integration related costs	—	142	—		570
Write-down of investments in nonmarketable equity securities	1,864	2,000	—	3,864	5,202

Pro forma net loss	$(19,901)	$(24,663)	$(14,206)	$(74,887)	$(32,720)

Basic pro forma net loss per share[2]	$(0.11)	$(0.14)	$(0.08)	$(0.42)	$(0.19)

GAAP net loss per share	$(0.13)	$(0.17)	$(0.67)	$(1.08)	$(4.55)

Shares used in computing basic net loss	178,641	177,736	173,270	177,525	172,840

For more information please contact:

INVESTOR CONTACTS:

Alan Black, Chief Financial Officer Openwave Systems Inc. 650-480-4888 alan.black@openwave.com	Bonnie McBride The Global Consulting Group 415-732-6246 Bonnie.mcbride@tfn.com

MEDIA CONTACT:
Michele Landry Corporate PR Openwave Systems Inc. 650-480-4622 Michele.landry@openwave.com

1 The Company is providing this reconciliation to demonstrate the way in which its GAAP earnings compare with the pro forma outlook the Company provided last quarter. In future quarters, the Company does not expect to provide pro forma outlook or results based upon the type of adjustments set forth in the above table.

2 The pro forma net loss per share outlook for the quarter ended March 31, 2003 was $0.08 – $0.16.